UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2010 (April 28, 2010)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The previously announced Stock Purchase Agreement (the “Agreement”) between Fentura Financial, Inc. (the “Company”) and investors affiliated with Northstar Financial, Inc. headquartered in Bad Axe, Michigan in connection with the proposed sale of the Company’s bank subsidiary, West Michigan Community Bank, entered into on April 27, 2010 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On April 28, 2010, the Company held its annual meeting of shareholders. The results of the vote at the meeting were as follows:
1. To elect three directors, each to serve a three-year term:

	For	Withheld	Broker Non-Vote
William H. Dery	1,360,129	22,434	0
Thomas P. McKenney	1,314,471	68,092	0
Brian P. Petty	1,321,324	61,239	0
2. To ratify the selection of Crowe Horwath LLP as independent auditors for 2010:

For	Against	Abstain	Broker Non-Vote
1,544,829	15,944	62,493	0
Item 8.01 Other Events.
     The transcript of the speeches delivered at the annual meeting of shareholders are attached hereto as exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit Number

10.1	Stock Purchase Agreement for Sale of West Michigan Community Bank dated April 27, 2010

99.1	Transcript of Annual Meeting Speeches

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief Executive
Officer

Dated: May 3, 2010

EXHIBIT INDEX

Exhibit Number

10.1	Stock Purchase Agreement for Sale of West Michigan Community Bank dated April 27, 2010

99.1	Transcript of Annual Meeting Speeches

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